CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the use in this Registration Statement on Form SB-2 of our report dated November 10, 2006, relating to the July 31, 2006 financial statements of Crystal International Travel Group, Inc. and subsidiaries.

/s/ SCHARF PERA & CO., PLLC Scharf Pera & Co., PLLC Charlotte, North Carolina August 16, 2007